Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Total System Services, Inc.:

We consent to the incorporation by reference in the registration statements (No. 333‑25401, No. 333-41775, No. 333-104142, No. 333-142791, No. 333-148449, No. 333-181790, No. 333-189733, and No. 333-217544) on Form S-8 and the registration statements (No. 333-221326 and No. 333-210148) on Form S-3 of Total System Services, Inc. of our report dated February 23, 2018, with respect to the consolidated balance sheets of  Total System Services, Inc. (the Company) as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, cash flows, and changes in equity for each of the years in the three-year period ended December 31, 2017, and the related notes and financial statement schedule (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of December 31, 2017, which report appears in the December 31, 2017 annual report on Form 10-K of Total System Services, Inc.

/s/KPMG LLP

Atlanta, Georgia
February 23, 2018